UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

MARTIN CURRIE BUSINESS TRUST

SCHEDULE 14A INFORMATION

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MARTIN CURRIE BUSINESS TRUST
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MARTIN CURRIE BUSINESS TRUST
MCBT Global Emerging Markets Fund
MCBT Opportunistic EAFE Fund

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting (the "Meeting") of the shareholders of the MCBT Global Emerging Markets Fund and MCBT Opportunistic EAFE series (each a "Fund" and, together, the "Funds") of the Martin Currie Business Trust (the "Trust") will be held at 3 p.m. (EDT) on September 22, 2014, at the offices of Ropes & Gray LLP, counsel to Martin Currie, Inc. (the "Adviser"), 800 Boylston Street, Boston MA 02199-3600. With respect to each Fund, the purposes of the Meeting are as follows:

1.	To approve, with respect to the Fund, a new investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser.
2.	To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

Shareholders of record as of 4:00 p.m. Eastern Time on August 21, 2014 are entitled to notice of, and to vote at, the Meeting and any adjourned session thereof.

By order of the Trustees of the Trust,
Paul Evitt, Clerk

September 3, 2014

NOTICE: YOUR VOTE IS IMPORTANT. PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY ALSO VOTE IN PERSON IF YOU ATTEND THE MEETING.

IF YOU CANNOT ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ANY SHAREHOLDER ATTENDING THE MEETING CAN VOTE IN PERSON EVEN THOUGH A PROXY MAY HAVE BEEN ALREADY DESIGNATED BY THE SHAREHOLDER.

MARTIN CURRIE BUSINESS TRUST

MCBT Global Emerging Markets Fund
MCBT Opportunistic EAFE Fund
Saltire Court
20 Castle Terrace
Edinburgh, Scotland EH1 2ES

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of voting instructions by the Board of Trustees (the "Trustees") of the Martin Currie Business Trust (the "Trust") for use at the special meeting (the "Meeting") of shareholders of the MCBT Global Emerging Markets Fund (the "GEMs Fund") and MCBT Opportunistic EAFE Fund (the "EAFE Fund"). The Meeting will be held at 3:00 p.m. (EDT) on Monday, September 22, 2014, at the offices of Ropes & Gray LLP, counsel to Martin Currie, Inc. (the "Adviser"), 800 Boylston Street, Boston MA 02199-3600. The address of the principal office of the Trust is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. This Proxy Statement, the accompanying Notice of Special Meeting of Shareholders and the proxy card are being mailed to shareholders of each Fund beginning on or about September 3, 2014. Shareholders of record of each Fund at the close of business on August 21, 2014 (the "Record Date") are entitled to vote on the proposal with respect to such Fund, as set forth below.

As described below, this Proxy Statement relates to the proposal as to the matters set forth in the accompanying notice. For each Fund, holders of shares of the Fund may vote on the matters set forth in the accompanying notice. Shareholders of each Fund vote separately on each proposal. The outcome of a vote for one Fund will not affect the outcome of a vote for the other Fund. You may vote by attending the meeting in person. You can also vote by returning your properly executed proxy card in the envelope provided. When you complete and sign your proxy card, the proxies named will vote on your behalf at the Meeting (or any adjournments thereof) exactly as you have indicated. If no choice is indicated, your shares of the Fund will be voted IN FAVOR OF approval of the applicable New Advisory Agreement (as defined below) with the Adviser. If any other matters are properly presented at the Meeting for action, the persons named as proxies will vote in accordance with the views of management of the Funds.

APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT WITH MARTIN CURRIE, INC. (PROPOSAL 1)

Introduction

The Trust, an open-end management investment company, is a Massachusetts business trust that was formed in 1994. State Street Bank and Trust Company (the "Administrator"), One Lincoln Street, Boston, Massachusetts 02111, serves as the Trust's administrator. The Trust consists of four series (each a "Fund"), including the EAFE Fund and the GEMs Fund. The Adviser currently serves as investment adviser to the EAFE Fund pursuant to an investment advisory agreement, dated July 6, 1994, between the Trust, on behalf of the EAFE Fund, and the Adviser (the "Existing EAFE Agreement"), and the Adviser currently serves as investment adviser to the GEMs Fund pursuant to an investment advisory agreement, dated January 17, 2011, between the Trust, on behalf of the GEMs Fund, and the Adviser (the "Existing GEMs Agreement" and, together with the Existing EAFE Agreement, the "Existing Advisory Agreements").

The Existing EAFE Agreement was last submitted to a shareholder vote for initial approval on July 6, 1994. Under the terms of the Existing EAFE Agreement, the Adviser furnishes continuously an investment program for the Fund, and the Adviser is entitled to receive a quarterly investment advisory fee at an annual rate of 0.70% of the average net assets of the Fund. In performing its duties under the Existing EAFE Agreement, the Adviser is subject to the supervision of the Trustees and to the policies determined by the Trustees, as well as to the provisions of the Trust's Declaration of Trust, its By-Laws and the investment objectives, policies and restrictions of each Fund stated in the Trust's Private Placement Memorandum and Statement of Additional Information. The aggregate amount of the Adviser's fee under the Existing EAFE Agreement during the last fiscal year ending April 30, 2014 was $55,783. The Trustees have approved the renewal of the Existing EAFE Agreement since the beginning of the Fund's last fiscal year.

The Existing GEMs Agreement was last submitted to a shareholder vote for approval of an increase in the contractual advisory fee on January 12, 2011. Under the terms of the Existing GEMs Agreement, the Adviser furnishes continuously an investment program for the Fund, and the Adviser is entitled to receive a quarterly investment advisory fee at an annual rate of 1.00% of the average net assets of the Fund. In performing its duties under the Existing GEMs Agreement, the Adviser is subject to the supervision of the Trustees and to the policies determined by the Trustees, as well as to the provisions of the Trust's Declaration of Trust, its By-Laws and the investment objectives, policies and restrictions of each Fund stated in the Trust's Private Placement Memorandum and Statement of Additional Information. The aggregate amount of the Adviser's fee under the Existing GEMs Agreement during the last fiscal year ended April 30, 2014 was $181,421. This is the amount actually paid by the Fund to the Adviser; it gives effect to the advisory fee waiver in effect during the period, which was substantially identical to the fee waiver described in the following paragraph. The Trustees have approved the renewal of the Existing GEMs Agreement since the beginning of the Fund's last fiscal year.

Effective May 1, 2014, the Adviser has agreed to waive, through April 30, 2015, a portion of its management fee such that the Adviser's management fee will be charged at the annual rate of 0.45% of the GEMs Fund's average net asset value.

The Adviser has annually approved a renewal of an agreement initially effective February 19, 2007 to waive its compensation and, to the extent necessary, bear other expenses of the EAFE Fund to the extent that the annual expenses (including the management fee but excluding brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of the Fund's average daily net assets of 1.25%. The most recent renewal of this agreement currently extends the expense limitation through August 31, 2015.

The Existing Advisory Agreements provide that they may be terminated by the Trust upon 60 days' written notice. In accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), each Existing Advisory Agreement provides for automatic termination in the event of its assignment. In addition, the Adviser may terminate the Existing Advisory Agreements upon 60 days' written notice to the Trust.

The Existing Advisory Agreements provide that the Adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Information About Legg Mason's Proposed Acquisition of Martin Currie

On July 24, 2014, Martin Currie Holdings Limited ("Martin Currie"), the parent company of the Adviser, Legg Mason Holdings, LLC and Legg Mason, Inc. (together, "Legg Mason") announced that Legg Mason had agreed to purchase Martin Currie, including all of Martin Currie's investment advisory services. Legg Mason is a global asset management firm with $704 billion in assets under management as of June 30, 2014. Legg Mason's principal offices are located at 100 International Drive, Baltimore, Maryland 21202. Martin Currie is an active international equity specialist with approximately $9.8 billion in assets under management as of June 30, 2014. Martin Currie's principal offices are located at Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

Legg Mason and Martin Currie entered into an Share Purchase Agreement on July 24, 2014 that provides for Legg Mason to purchase the shares of Martin Currie, under which sit all entities in the Martin Currie group of companies, including the Adviser (the "Acquisition"). The Acquisition requires customary approvals of regulators and the satisfaction of other closing conditions. Although there is no assurance that the Acquisition will be completed, if the approvals are obtained and the other closing conditions are satisfied or waived, Legg Mason and Martin Currie anticipate that the Acquisition will close by the end of 2014. After the Acquisition, the Adviser will be an indirect wholly owned subsidiary of Legg Mason.

The completion of the Acquisition will constitute a "change of control" of the Adviser under the 1940 Act. Under the 1940 Act, which regulates investment companies such as the Funds, investment advisory agreements are required to terminate automatically when there is a "change of control" of the investment adviser. Fund shareholders must then approve a new agreement so that the fund may continue to receive advisory services.

The New Investment Advisory Agreements

At their August 21, 2014 meeting, the Trustees approved new investment advisory agreements for the Funds with the Adviser (the "New Advisory Agreements"). The New Advisory Agreements are identical to the Existing Advisory Agreements, except that the New Advisory Agreements will have different effective dates and will continue until July 15, 2015 and from year to year thereafter so long as the continuance is approved. The New Advisory Agreements will become effective upon each Fund's shareholder approval. The terms of the New

Advisory Agreements are described generally below, but are qualified entirely by reference to the New Advisory Agreements. Please refer to Appendix A for a form of the New Advisory Agreement.

Under the terms of each New Advisory Agreement, the Adviser furnishes continuously an investment program for the respective Fund. With respect to the EAFE Fund, the Adviser is entitled to receive a quarterly investment advisory fee at an annual rate of 0.70% of the average net assets of the Fund. With respect to the GEMs Fund, the Adviser is entited to receive a quarterly investment advisory fee at an annual rate of 1.00% of the average net assets of the Fund. Such fees are identical to the fees received under the respective Existing Advisory Agreements, and the Funds will bear the same expenses in connection with the provision of services under those agreements. The fee waiver for the GEMs Fund and expense limitation for the EAFE Fund (as described above) will remain in effect and will not change as a result of the New Advisory Agreements. As such, following approval of each respective New Advisory Agreement, the fee waiver for the GEMs Fund will remain in effect at least through April 30, 2015, and the expense limitation for the EAFE Fund will remain in effect at least through August 31, 2015. In performing its duties under the New Advisory Agreements, the Adviser is subject to the supervision of the Trustees and to the policies determined by the Trustees, as well as to the provisions of the Trust's Declaration of Trust, its By-Laws and the investment objectives, policies and restrictions of each Fund stated in the Trust's Private Placement Memorandum and Statement of Additional Information.

The New Advisory Agreements provide that they may be terminated by the Trust upon 60 days' written notice. In accordance with the 1940 Act, each New Advisory Agreement provides for automatic termination in the event of its assignment. In addition, the Adviser may terminate the New Advisory Agreements upon 60 days' written notice to the Trust.

The New Advisory Agreements each provide that the Adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

If approved by shareholders, each New Advisory Agreement will have an initial term through July 15, 2015, and thereafter may be renewed on an annual basis by a vote of the Trustees, including a separate vote of a majority of the independent Trustees. If shareholders approve the New Advisory Agreements, it is expected that each Fund's current portfolio management team will continue to manage the Fund's assets.

The Trustees' Considerations

In considering whether to approve the New Advisory Agreements, the Trustees took into account that they had recently approved the annual continuation of all of the Existing Advisory Agreements for the Trust in June 2014. That approval, on which the Trustees voted at their meeting held in person on June 6, 2014, followed a process during which the Trustees considered a variety of factors, including, for example, the nature and quality of services that the Funds receive, the fees that the Funds pay under the Existing Advisory Agreements, and the Funds' investment performance, as well as a wide range of other matters that the Trustees considered to have a bearing upon the agreements. Appendix B contains a general description of the Trustees' deliberations. Because the fees, terms, and conditions under the New Advisory Agreements are substantially identical to those in the Existing Advisory Agreements and the same investment personnel at the Adviser would continue to provide advisory services to the Funds under the New Advisory Agreements, the Trustees determined that the materials they reviewed and the conclusions they reached in June were directly relevant to their current deliberations with respect to the New Advisory Agreements.

In the meetings where the Trustees considered the Funds' investment advisory agreements, including their meeting in June when they considered the annual approval of the Funds' Existing Advisory Agreements and in the August meeting at which they considered the New Advisory Agreements, the Trustees took into account current and anticipated market and economic conditions, the financial condition of the Adviser and Martin Currie generally, and, in connection with the New Advisory Agreements, the likely effect of the Acquisition on the financial condition of Martin Currie. In general, the Trustees considered that the proposed sale to Legg Mason would very likely improve the financial condition of the Adviser's parent company, increase the capital available to support the Funds, and ensure that the Adviser and its affiliates would have the appropriate resources to provide continuing services to the Trust. The Trustees also noted that the terms of the New Advisory Agreements were substantially identical to the Existing Advisory Agreements.

As part of their review, the Trustees also considered:

•  Their understanding that the Acquisition was not expected to result in any adverse effect on the Funds, on the quality and level of services that the Adviser would provide to the Funds, or on the resources available to the Funds and to the Adviser, and that Legg Mason is committed to continue providing the Funds with high quality services;

•  Information about Legg Mason's financial condition, reputation, and resources, and the likelihood that the Acquisition would result in improved organizational stability for the Adviser, benefiting the Funds as well as offering the potential for the Funds, over time, to access Legg Mason's infrastructure, resources and capabilities;

•  That the Adviser has stated that there is no present intention to change the Funds' existing advisory fees, fee waivers or expense limitations;

•  That Legg Mason expects to retain, largely in its current form, the existing management team at the Adviser and investment advisory and other key professionals and to operate the Adviser following the merger as a separate business unit under the Martin Currie brand;

•  That Legg Mason and the Adviser would consult with the Trustees before implementing any significant changes that would affect the Funds or the services provided by the Adviser to the Funds;

•  Legg Mason's experience and approach with respect to acquisitions of other fund complexes and Legg Mason's affiliate model, which generally allows its subsidiaries to operate with autonomy;

•  The fact that, if the New Advisory Agreements are not approved, the Existing Advisory Agreements will terminate and the Funds will no longer have a contractual right to investment advisory services from the Adviser;

•  That the Adviser's management supports the merger; and

•  That representatives of the Adviser have committed that the Funds will not bear the expenses relating to the Acquisition, including the costs of soliciting the Funds' shareholders to approve the New Advisory Agreements.

In light principally of these considerations and their recent continuation of the Funds' investment advisory arrangements in June 2014, at their meeting on August 23, 2014 the Trustees, including all of the Trustees who are not "interested persons" of the Adviser, unanimously approved the New Advisory Agreements and determined to recommend the approval of the New Advisory Agreements to shareholders of the Funds. At that same meeting, the Trustees also approved temporary investment advisory contracts on identical terms to the Existing Advisory Agreements, except for having a term of 150 days, which would take effect upon completion of the Acquisition with respect to either or both of the Funds if and only if Fund shareholders have not yet voted to approve the applicable New Advisory Agreement(s).

Shareholder Voting Regarding the New Advisory Agreements

With respect to each Fund, the approval of the applicable New Advisory Agreement requires the affimative vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act. The 1940 Act defines the vote of the majority of the oustanding voting securities of the Fund to mean the lesser of (i) 67% of the shares of the Fund that are present at the Meeting, if the holders of more than 50% of the shares of such portfolio outstanding as of the Record Date are present or represented by proxy at the Meeting, or (ii) more than 50% of the shares of the Fund outstanding on the Record Date. If the required vote is not obtained for the Fund, the Trustees will consider what other actions to take in the best interests of the Fund.

A shareholder who objects to any proposal will not be entited to demand payment for, or an appraisal of, his or her shares. The obligations of any instrument made or issued by any Trustee or Trustees or by any officer or officers of a Fund are not binding upon any of them or the shareholders of the Fund individually, but are binding only upon the assets and property of the Fund.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF EACH FUND VOTE IN FAVOR OF THE NEW INVESTMENT ADVISORY AGREEMENT WITH MARTIN CURRIE, INC.

Information About the Adviser

The Adviser is a New York corporation and is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). The principal place of business of the Adviser is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. The Adviser is a wholly-owned subsidiary of Martin Currie Limited, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. Martin Currie (Holdings) Limited 20 Castle Terrace, Edinburgh, Scotland EH1 2ES is the parent company of the Martin Currie group of companies.

The Adviser acts as investment adviser to the funds listed in the table below that have similar investment objectives to that of each Fund.

Fund	Net Assets as of July 31, 2014	Annual Advisory Fee Rate as a Percentage of Average Annual Assets
MCBT Global Emerging Markets Fund	$38,603,947.02	1.00%
MCBT Opportunistic EAFE Fund	$8,099,754.34	0.70%

Effective May 1, 2014, the Adviser has agreed to waive, through April 30, 2015, a portion of its management fee such that the Adviser's management fee will be charged at the annual rate of 0.45% of the GEMs Fund's average net asset value.

The Adviser has annually approved a renewal of an agreement initially effective February 19, 2007 to waive its compensation and, to the extent necessary, bear other expenses of the EAFE Fund to the extent that the annual expenses (including the management fee but excluding brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of the Fund's average daily net assets of 1.25%. The most recent renewal of this agreement currently extends the expense limitation through August 31, 2015.

The principal executive officer and directors of the Adviser and their principal occupations are set forth below. The address of each such person is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

Name	Position
William G. Watt	Director and President
Ralph M. Campbell	Chief Financial Officer and Chief Operations Officer
Toby Hogbin	Director
Steve Frost	Director
Jamie Skinner	Director
Mel Bucher	Director

Jamie Skinner, Trustee and President of the Trust, and Ralph Campbell, a Vice President and Treasurer with the Trust, are employees of Martin Currie Investment Management Ltd. ("MCIM"), an investment advisory entity under common control with the Adviser. Jamie Skinner and Ralph Campbell have an interest in the approval of the proposal by virtue of their employment with MCIM.

Additional Information About the Trust and the Funds

A copy of the Trust's most recent annual report and semi-annual report are available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov. If you would like a hard copy of the annual report and most recent semi-annual report, the Trust will furnish such copies without charge upon request via first-class mail within three business days of such request. Please direct requests for hard copies of the reports to the following address:

Attn: John McLanachan
Martin Currie, Inc.
Saltire Court
20 Castle Terrace
Edinburgh, Scotland
EH1 2ES
jmclanachan@martincurrie.com
Tel: +44-131-479-59501

1  Shareholders requesting copies of the annual or semi-annual reports may call this number collect and Martin Currie will accept the charges.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts.

The Funds paid no brokerage commissions to affiliated broker/dealers for the fiscal year ended April 30, 2014.

Information About Voting Instructions and the Conduct of the Meeting

Solicitation of Voting Instructions. Voting instructions will be solicited primarily by mailing this Proxy Statement and its enclosures, but voting instructions may also be solicited through further mailings, telephone calls, personal interviews or e-mail by officers of the Trust or by its agents. The Adviser has agreed to bear all of the costs of the Meeting, including the costs of printing and mailing this proxy statement and soliciting voting instructions.

Voting Process. Record owners of the shares of a Fund as of the Record Date will be entitled to vote on the proposal with respect for such Fund and may cast one vote for each share held. A majority of the shares of a Fund outstanding as of the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business by the shareholders of a Fund at the Meeting.

In determining whether a quorum is present, the tellers (persons appointed by the Trust to receive, count and report all ballots cast at the Meeting) will count shares represented by proxies that reflect abstentions as shares that are present and entitled to vote. Since these shares will be counted as present, but not as voting in favor of the Proposal, these shares will have the same effect as if they cast votes against the Proposal.

If an enclosed voting instruction form is completed, executed and returned, it may nevertheless be revoked at any time before the Meeting by a written revocation or later voting instruction form.

For instructions on how to attend the meeting and vote in person, please call +44-131-479-5950 (Attention: John McLanachan).

Adjournments; Other Business. An adjournment of the Meeting with respect to each Fund requires the vote of a majority of the total number of shares of a Fund that are present in person or by proxy and entitled to vote. If no shares of a Fund that are entitled to vote are present in person or by proxy at the Meeting, the chairman of the Meeting may move unilaterally for adjournment.The Meeting has been called to transact any business that properly comes before it. The only business that management of the Trust intends to present or knows that others will present is the Proposal. If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Trust has previously received written contrary instructions from the shareholder entitled to vote the shares. Any proposal for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

Shareholder Proposals at Future Meetings. Under the Bylaws, the Trust is not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the 1940 Act. Shareholder proposals to be presented at any future meeting of shareholders of the Fund or the Trust must be received by the Trust in writing a reasonable amount of time before the Trust solicits proxies for that meeting in order to be considered for inclusion in the proxy materials for that meeting.

Instructions for Executing Proxy Card. The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. INDIVIDUAL ACCOUNTS: Sign your name exactly as it appears in the Registration on the proxy card.

2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to a name shown in the Registration on the proxy card.

3. ALL OTHER ACCOUNTS: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of Registration. For example:

REGISTRATION CORPORATE ACCOUNTS	VALID SIGNATURE
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
TRUST ACCOUNTS
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe
CUSTODIAL OR ESTATE ACCOUNTS
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

After completing your proxy card, return it in the enclosed postage-paid envelope.

Ownership of Shares

As of the Record Date, the following number of shares of each Fund were outstanding and entitled to vote:

Fund and Class	Outstanding Shares
MCBT Opportunistic EAFE Fund	849,366.211
MCBT Global Emerging Markets Fund	7,702,369.131

5% Beneficial Ownership as of August 14, 2014

For the EAFE Fund, The City of Dearborn Heights, located at 411 West Lafayette, Detroit, MI 48275, owned 472,691.906 shares, equivalent to 55.65% of the voting securities of the Fund; and Hudson River Foundation, located at 17 Battery Place, Suite 915, New York, NY 10004, owned 376,674.305 shares, equivalent to 44.35% of the voting securities of the Fund.

For the GEMs Fund, the State Universities Retirement System of Illinois, located at 1901 Fox Drive, P.O. Box 2710, Champaign, IL 61825, owned 5,720,605.94 shares, equivalent to 74.27% of the voting securities of the Fund; International-American Development Bank, located at 1300 New York Avenue, N.W., Stop E-507, Washington, D.C. 20577, owned 1,283,142.582 shares, equivalent to 16.66% of the voting securities of the Fund; and Burlington Employees' Retirement System, located at 179 South Winooski Ave., Suite 100, Burlington, VT 05401, owned 698620.609 shares, equivalent to 9.07% of the voting securities of the Fund.

Interests of Officers and Trustees

As of July 31, 2014, the officers and Trustees of each Fund as a group beneficially owned no voting securities of each Fund, and less than 1.00% of the outstanding securities of Martin Currie Limited, parent of the Adviser, and less than 1.00% of the outstanding securities of Legg Mason, Inc., which may be deemed to "control" Martin Currie Limited.

Appendix A

INVESTMENT ADVISORY AGREEMENT
FOR MCBT [__________] FUND

AGREEMENT made this __ day of __________, _____, by and between Martin Currie Business Trust, an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), on behalf of its MCBT __________ Fund series (the "Fund"), and Martin Currie, Inc., a New York corporation (the "Adviser"),

W I T N E S S E T H

WHEREAS, the Trust is engaged in business as an open-end series management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services and certain other services to the Fund;

NOW, THEREFORE, the parties hereby agree as follows:

1. Appointment of Adviser. The Trust hereby appoints the Adviser to act as investment adviser of the Fund for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties of Adviser. (a) The Adviser, at its expense, will furnish continuously an investment program for the Fund, will determine, subject to the overall supervision of the Trustees of the Trust, what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund will be held uninvested, and shall, on behalf of the Fund, make changes in the investments of the Fund. Subject always to the supervision of the Trustees of the Trust, the Adviser will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto, subject always to the provisions of the Trust's Declaration of Trust and Bylaws and of the 1940 Act. The Adviser, and any affiliate thereof, shall be free to render similar services to other investment companies and other clients and to engage in other activities, so long as the services rendered to the Fund hereunder are not impaired.

(b) The Adviser shall provide, without cost to the Fund all necessary office space and the services of executive personnel for administering the affairs of the Fund.

(c) The Adviser, at its own expense, shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with issuers, brokers or dealers selected by the Adviser. In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek, on behalf of the Fund, the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the financial condition and execution capabilities of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Fund or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or in terms of all of the accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion.

3. Compensation of Adviser. (a) As full compensation for the services and facilities furnished by the Adviser under this Agreement, the Trust agrees to pay to the Adviser a fee at the annual rate of _____% of the Fund's average net asset value. Such fee shall be accrued and payable quarterly. For purposes of calculating such fee, such net asset value shall be determined by taking the average of all determinations of net asset value made in the manner provided in the Fund's current Offering Memorandum and Statement of Additional Information.

(b) For any period less than a full month during which this Agreement is in effect the compensation payable to the Adviser hereunder shall be prorated according to the proportion which such period bears to a full month.

(c) The Adviser agrees that if total expenses of the Fund for any fiscal year exceed the permissible limits applicable to the Fund in any state in which the Fund's shares are then qualified for sale, the compensation due the Adviser for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof at the time such compensation is payable after the end of each calendar month during such fiscal year of the Fund subject to readjustment during the Fund's fiscal year.

4. Limitation of Liability of Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any investment policy or the purchase, sale, or retention of any security on the recommendation of the Adviser; provided, however, that nothing herein contained shall be construed to protect the Adviser against any liability to the Fund by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

5. Term and Termination. (a) This Agreement shall become effective upon its execution and shall continue in full force and effect continuously thereafter (unless terminated automatically as set forth in this section) through July 15, 2015, and will continue in effect for successive periods of one year thereafter, but only so long as each continuance is approved (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and, in either event, (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b) This Agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Adviser, on sixty days' written notice to the other party.

(c) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

6. Use of Name. The Adviser owns the name "Martin Currie" and the initials "MCBT," which may be used by the Trust only with the consent of the Adviser. The Adviser consents to the use by the Trust of the name "Martin Currie Business Trust" and "MCBT __________ Fund" or any other name embodying the name "Martin Currie" or the initials "MCBT," into such forms as the Adviser shall in writing approve, but only on condition and so long as (i) this Contract shall remain in full force and (ii) the Trust shall fully perform, fulfill and comply with all provisions of this Contract expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as provided in this section. The foregoing authorization by the Adviser to the Trust to use said name and initials as part of a business or name is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Adviser and the Trust, the Adviser has the exclusive right so to authorize others to use the same; the Trust acknowledges and agrees that as between the Adviser and the Trust, the Adviser has the exclusive right so to use, or authorize others to use, said name and initials and the Trust agrees to take such action as may reasonably be requested by the Adviser to give full effect to the provisions of this section (including, without limiting the generality of the foregoing, the Trust agrees that, upon any termination of this Contract by either party or upon the violation of any of its provisions by the Trust, the Trust will, at the request of the Adviser made within six months after the Adviser has knowledge of such termination or violation, use its best efforts to change the name of the Trust so as to eliminate all reference, if any, to the name "Martin Currie" or initials "MCBT" and will not thereafter transact any business in a name containing the name "Martin Currie" or initials "MCBT" in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the name "Martin Currie" or initials "MCBT" or any other reference to the Adviser. Such covenants on the part of the Trust shall be binding upon it, its trustees, officers, stockholders, creditors and all other persons claiming under or through it.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above

MARTIN CURRIE BUSINESS TRUST
By __________________________________________
MARTIN CURRIE, INC.
By __________________________________________

NOTICE

A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed with respect to the Trust's MCBT __________ Fund series on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of this instrument are not binding upon the Trustees, officers or holders of shares individually but are binding only upon the assets and property of the MCBT __________ Fund series.

Proposed Advisory Fees

Fund	Advisory Fee (% of Average Net Assets)
MCBT __________ Fund	____ %

Appendix B

Description of Contract Approval Process

Each year, the Martin Currie Business Trust's (the "Trust's") Board of Trustees (the "Board") determines whether to approve the continuation of the investment advisory agreements of each series of the Trust (each a "Fund" and, collectively, the "Funds") with Martin Currie, Inc. (the "Adviser"). In June 2014, the Trustees, including a majority of the Trustees who are not "interested persons" (as that term is defined in the Invesment Company Act of 1940, as amended) of the Funds (the "Independent Trustees"), at a meeting held in person, approved the continuation of the Funds' advisory agreements (the "Advisory Agreements"). The description below refers to the Trustees' process for considering, and conclusions regarding, the Advisory Agreements.

In connection with its deliberations at the June meeting, the Board requested and received from Martin Currie, Inc. (the "Adviser") information that the Board believed to be reasonably necessary to evaluate the Advisory Agreements, including: (1) biographies of employees primarily responsible for providing investment advisory services; (2) Martin Currie's Code of Ethics; (3) information regarding brokerage allocation and best execution; (4) an annual report relating to the Funds' Rule 12b-1 Defensive Plans; (5) a draft of the Martin Currie Limited Annual Report and Accounts for the year ended December 31, 2013; (6) detailed comparative performance data; (7) detailed comparative industry fee and expense data; (8) a standard investment advisory contract for the Funds; and (9) the October 31, 2013 semi-annual report of the Trust.

In its deliberations, the Board did not identify any single factor as all-important or controlling and individual Trustees did not necessarily attribute the same weight or importance to each factor. The Board, including the Independent Trustees, determined that the terms of the Advisory Agreements were fair and reasonable, in the best interests of shareholders and should be approved, on the basis of the following considerations, among others:

Nature, Extent and Quality of the Services to be Provided by the Adviser

The Trustees considered the nature, quality and extent of the advisory services to be provided by the Adviser under each of the Advisory Agreements and reviewed the quality of the advisory services provided by the Adviser to each Fund since its inception. They considered the investment style and investment decision-making process employed by the Adviser, the Adviser's research and analysis capabilities, the nature of the Adviser's experience and resources, the experience of relevant personnel of the Adviser and the Adviser's representations regarding staffing and the retention of personnel with relevant portfolio management experience, and the Adviser's resources, practices and procedures designed to address regulatory compliance matters, including the Adviser's brokerage allocation and best execution practices. After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding the Advisory Agreements, that the overall nature, extent and quality of the services provided by the Adviser under the Advisory Agreements was reasonable.

Costs of Services Provided and Profitability to the Adviser

At the request of the Trustees, the Adviser provided information regarding the costs of services provided and the profitability of the Adviser. The Trustees reviewed the financial statements of the Adviser and information regarding potential "fall-out" benefits to the Adviser. The Trustees considered the ability of the Funds to establish a public record of their performance to be a potential "fall-out" benefit to the Adviser and its affiliates (collectively, "Martin Currie") because of the opportunity that record might create for Martin Currie to increase assets under management by, for example, attracting new clients and expanding existing client relationships. Based on their review of this information, the Trustees concluded, within the context of their overall conclusions regarding the Advisory Agreements, that the profitability was reasonable in light of the services and benefits provided to each Fund.

Investment Performance of the Funds and the Adviser

The Trustees considered the investment performance of the Funds and the Adviser. In this regard the Adviser provided the Trustees with performance information showing the short-term and long-term performance of the Funds. The Adviser also provided investment performance data for each Fund's respective benchmark. The Trustees noted that they reviewed the Funds' performance throughout the year.

B-1

The Trustees also considered other factors relevant to performance. Those factors varied for each Fund, but included one or more of the following: (i) that the Fund's recent underperformance was attributable, to a significant extent, to investment decisions that were consistent with the Fund's investment process, strategy and policies and that the Fund was performing within a reasonable range of expectations, given those investment decisions, market conditions and the Fund's investment strategy; (ii) that the Fund's performance was competitive, though in certain periods below average, when compared to other relevant peer groups; and (iii) that Martin Currie had taken or was taking steps designed to help improve the Fund's investment performance.

After reviewing these and related factors, the Trustees at the concluded that the performance of the Funds and Martin Currie's ongoing efforts to improve performance were sufficient to support approval of the Advisory Agreements, but that they would continue to closely monitor the performance of the Funds.

Advisory Fees, Expense Ratios and Economies of Scale

The Trustees considered the contractual advisory fee rate paid by each of the Funds to the Adviser. The Trustees considered that the Funds' shareholder base was predominantly of an institutional nature, and that the Funds' shareholders generally invested in the Funds as part of broader investment programs that included investments in other types of products managed by Martin Currie. In evaluating each Fund's advisory fee arrangements, the Trustees also took into account the sophistication of the investment techniques used to manage the Fund. The Trustees also considered more generally whether the Funds were likely to benefit from any economies of scale in the management of each Fund in the event of growth in assets of such Fund. The Trustees then concluded that overall expenses of the Funds appeared reasonable and that they believed that the management fees were reasonable compared to those charged to comparable funds, and compared to those charged to other clients of the Adviser with similar investment objectives. The Trustees then concluded that the advisory fees charged to the Funds represented reasonable compensation in light of the nature and quality of the services provided by the Adviser to the Funds.

In the course of their deliberations, the Trustees took into account the small size of the Funds, the institutional nature of the investor base and the substantial continuity of those investors since their last continuation of each Advisory Agreement. They also considered alternatives to continuing the Advisory Agreements for an additional one-year period, taking into account the size of each Fund, the institutional nature of the Funds' shareholder base and the manner in which many of the Funds' shareholders employed the Funds as part of broader investment programs. The Trustees concluded that their overall consideration of the available practicable alternatives supported the continuance of each Fund's Existing Advisory Agreement for an additional one-year period.

B-2

PROXY CARD
MCBT GLOBAL EMERGING MARKETS FUND
OF
MARTIN CURRIE BUSINESS TRUST
SPECIAL MEETING OF SHAREHOLDERS
September 22, 2014

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the MCBT Global Emerging Markets Fund (the "Fund"), a series of Martin Currie Business Trust (the "Trust"), hereby appoints Jamie Skinner, Nigel Anderson, and Paul Evitt, or any one of them as proxies for the undersigned with full power of substitution in each of them, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the MCBT Global Emerging Markets Fund to be held at the offices of Ropes & Gray LLP, counsel to Martin Currie, Inc., 800 Boylston Street, Boston MA 02199-3600 at 3:00 p.m. (EDT) on September 22, 2014 and at any adjournments thereof, to approve, with respect to the MCBT Global Emerging Markets Fund, the new investment advisory agreement between Martin Currie Business Trust, on behalf of the MCBT Global Emerging Markets Fund series, and Martin Currie, Inc.

FOR [     ]                          AGAINST [     ]                       ABSTAIN [     ]

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF A PROPERLY EXECUTED PROXY CARD IS RETURNED BUT NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR PROXY AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL. Discretionary authority to vote this proxy in accordance with the recommendation of management of the Trust is hereby conferred as to all other matters as may properly come before the Meeting.

Dated:__________________________ , 20__
______________________________________ Name of Shareholder
______________________________________ Name and Title of Authorized Officer
______________________________________ Signature of Authorized Officer

PROXY CARD
MCBT OPPORTUSTIC EAFE FUND
OF
MARTIN CURRIE BUSINESS TRUST
SPECIAL MEETING OF SHAREHOLDERS
September 22, 2014

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the MCBT Opportunistic EAFE Fund (the "Fund"), a series of Martin Currie Business Trust (the "Trust"), hereby appoints Jamie Skinner, Nigel Anderson, and Paul Evitt, or any one of them as proxies for the undersigned with full power of substitution in each of them, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the MCBT Opportunistic EAFE Fund to be held at the offices of Ropes & Gray LLP, counsel to Martin Currie, Inc., 800 Boylston Street, Boston MA 02199-3600 at 3:00 p.m. (EDT) on September 22, 2014 and at any adjournments thereof, to approve, with respect to the MCBT Opportunistic EAFE Fund, the new investment advisory agreement between Martin Currie Business Trust, on behalf of the MCBT Opportunistic EAFE Fund series, and Martin Currie, Inc.

FOR [     ]                          AGAINST [     ]                       ABSTAIN [     ]

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF A PROPERLY EXECUTED PROXY CARD IS RETURNED BUT NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR PROXY AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL. Discretionary authority to vote this proxy in accordance with the recommendation of management of the Trust is hereby conferred as to all other matters as may properly come before the Meeting.

Dated:__________________________ , 20__
______________________________________ Name of Shareholder
______________________________________ Name and Title of Authorized Officer
______________________________________ Signature of Authorized Officer